RenaissanceRe Reports Net Income of $180.7 Million for the Third Quarter of 2012 or $3.62 Per Diluted Common Share; Quarterly Operating Income of $104.4 Million or $2.07 Per Diluted Common Share
Pembroke, Bermuda, November 1, 2012 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $180.7 million or $3.62 per diluted common share in the third quarter of 2012, compared to $49.3 million or $0.95 per diluted common share in the third quarter of 2011. Operating income available to RenaissanceRe common shareholders was $104.4 million or $2.07 per diluted common share for the third quarter of 2012, compared to $32.7 million and $0.62, respectively, in the third quarter of 2011. The Company reported an annualized return on average common equity of 22.0% and an annualized operating return on average common equity of 12.7% in the third quarter of 2012, compared to 6.6% and 4.4%, respectively, in the third quarter of 2011. Book value per common share increased $3.13, or 4.8%, in the third quarter of 2012 to $68.20, compared to a 1.0% increase in the the third quarter of 2011.
See Comments on Regulation G for a reconciliation of non-GAAP measures.
Neill A. Currie, CEO, commented:  "As we report third quarter results today, our thoughts are primarily with the families, communities and businesses impacted by Sandy and the loss of life and widespread damage they face.  We stand ready to do our part in supporting clients and partners as they assess their needs in the aftermath of this storm.
RenaissanceRe had a strong third quarter with growth in tangible book value per share, adjusted for dividends, of 5.3%.  Our net income and operating income were $180.7 million and $104.4 million, respectively, driven by strong underwriting profits and investment returns.  For the nine months ended September 30, 2012, we generated a 15.4% annualized operating return on equity and have grown our tangible book value per common share plus accumulated dividends, our principal measure of financial performance, by 16.6%."
Mr. Currie added: “We have experienced significant growth this year, deploying capital in an attractive property catastrophe market, which has resulted in an excellent portfolio of risks.  This, combined with our access to multiple sources of capital and our experienced underwriting team, provides us with a strong platform from which to approach the January 1st renewal season.”
THIRD QUARTER 2012 HIGHLIGHTS (1)

•
Gross premiums written decreased $3.6 million, or 2.6%, to $136.4 million. Excluding the impact of $18.2 million of reinstatement premiums written from the large losses during the third quarter of 2011, gross premiums written increased $14.6 million, or 12.0%, due primarily to growth in the Company's specialty and Lloyd's units.

•
Underwriting income of $122.6 million and a combined ratio of 53.3%, compared to $83.2 million and 63.7%, respectively. These results were primarily driven by an increase in net premiums earned of $33.4 million due to an increase in gross premiums written, excluding reinstatement premiums, of $261.4 million, or 21.1% during the nine months ended September 30, 2012, compared to the nine months ended September 30, 2011, and also as a result of a $4.6 million decrease in net claims and claim expenses during the quarter. Included in net claims and claim expenses of $73.2 million is $29.0 million related to hurricane Isaac, $23.5 million in estimated ultimate losses associated with potential exposure to LIBOR related claims and $8.0 million related to the 2012 crop season. Hurricane Isaac had a net negative impact of $15.6 million or 10.6 percentage points, on the Company's consolidated results and combined ratio, respectively.

•
Total investment income of $122.7 million, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to a loss of $18.6 million. This was driven by higher total returns in the Company's fixed maturity investment portfolio as a result of increased allocations to credit which benefited from tightening spreads across most sectors during the quarter combined with an increase in average invested assets and improved returns in the Company's portfolio of other investments, principally as a result of increased valuations in the equity markets.

•
Net income attributable to redeemable noncontrolling interests of $51.1 million increased from $5.0 million, primarily impacted by an increase in profitability of DaVinciRe and a decrease in the Company's ownership percentage in DaVinciRe from 42.8% at September 30, 2011 to 31.5% at September 30, 2012.

Underwriting Results by Segment (1)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $107.6 million, a decrease of $15.2 million, or 12.4%. Excluding the impact of $18.7 million of reinstatement premiums written from large losses in the third quarter of 2011, gross premiums written increased $3.5 million, or 3.4%, as a result of relatively flat market conditions and timing of the Japanese reinsurance renewals. Managed catastrophe premiums totaled $77.4 million, a decrease of $16.9 million, or 17.9%, excluding the impact of reinstatement premiums written in the third quarter of 2011, due in part to the Japanese reinsurance renewals within the catastrophe unit being written in the second quarter during 2012, versus the third quarter in 2011. In addition, gross premiums written in the specialty unit were $37.9 million, an increase of $12.3 million, or 48.2%, due to the inception of several new quota share contracts.
For the first nine months of 2012, managed catastrophe premiums totaled $1,264.7 million, an increase of $190.3 million, or 17.2%, compared to the first nine months of 2011, excluding the impact of $30.7 million of negative reinstatement premiums adjustments in the first nine months of 2012, and $154.8 million of reinstatement premiums written from large losses in the first nine months of 2011. Gross premiums written in the specialty unit for the first nine months of 2012 were $175.8 million, an increase of $51.0 million, or 40.9%, compared to the first nine months of 2011 due to the inception of several new quota share contracts.
The Reinsurance segment generated underwriting income of $134.2 million and a combined ratio of 41.8%, compared to $95.1 million and 54.3%, respectively, primarily as a result of an $11.5 million decrease in net claims and claim expenses and a $22.3 million increase in net premiums earned. Included in net claims and claim expenses is $28.5 million and $16.0 million related to hurricane Isaac and estimated ultimate losses related to potential exposure to LIBOR related claims attributable to the current accident year. Hurricane Isaac had a net negative impact of $23.1 million or 12.3 percentage points, on the Reinsurance segment's underwriting result and combined ratio, respectively.
The Reinsurance segment experienced $17.4 million of favorable development on prior year reserves, compared to $13.8 million, including $17.9 million of favorable development in the catastrophe unit and $0.5 million of adverse development in the specialty unit. Development within the catastrophe unit is primarily due to $16.3 million related to the 2008 hurricanes. The specialty unit prior accident years adverse development of $0.5 million includes $5.0 million of estimated ultimate losses related to potential exposure to LIBOR related claims.
Lloyd's Segment
Gross premiums written in the Lloyd's segment were $28.7 million, an increase of $11.6 million, or 67.7%, primarily due to continued growth within the segment. For the first nine months of 2012, gross premiums written in the Lloyd's segment were $133.8 million, an increase of $46.0 million, or 52.3%. The Lloyd's segment incurred an underwriting loss of $11.5 million and a combined ratio of 135.6%, compared to $6.9 million and 133.3%, respectively. Included in net claims and claim expenses of $26.3 million is $7.5 million due to the U.S. drought impacting the 2012 crop season and estimated ultimate losses of $2.5 million associated with potential exposure to LIBOR related claims attributable to the current accident year.
Other Items (1)

•
The Company's weather and energy risk management operations generated income of $0.2 million, compared to a loss of $3.2 million, primarily due to the absence of the losses which were experienced during the the third quarter of 2011 as a result of warm temperatures in both the U.S. and certain parts of Europe.

•
During the third quarter of 2012, the Company repurchased approximately 2.4 million common shares in open market transactions at an aggregate cost of $180.3 million and at an average share price of $75.41.

•
Subsequent to September 30, 2012 and through the period ending October 31, 2012, the Company repurchased approximately 111 thousand common shares in open market transactions at an aggregate cost of $8.5 million and at an average share price of $77.01.

•
In late October, hurricane Sandy impacted the Mid-Atlantic and Northeast coasts of the U.S., ultimately making landfall in New Jersey, with tropical storm force or greater winds at landfall extending over approximately 550,000 square miles.  In addition, hurricane Sandy generated significant storm surge, which contributed substantially to loss of life, widespread power outages, significant disruptions to travel and devastating flooding throughout a number of states, including New York and New Jersey.  Hurricane Sandy is currently estimated to have been the largest Atlantic hurricane in diameter ever recorded and to have produced the lowest barometric pressure readings for an Atlantic windstorm north of North Carolina. Given the severe magnitude and recent occurrence of this event, and the ongoing dislocation within the affected region, there is a lack of data available from industry participants and clients, resulting in significant uncertainty with respect to potential insured losses from this event, and also with respect to the Company's potential losses from this event.

Accordingly, it is not possible at this time to provide an estimate of the financial impact of this event on the Company.  Based upon the current publicly available industry preliminary insured loss estimates, market share analysis, the application of the Company's modeling techniques and a review of the Company's in-force contracts, the Company's current preliminary assessment is that the impact of hurricane Sandy on its financial results (net of reinstatement premiums, retrocessional recoveries and noncontrolling interest) will likely be significant.  Losses from this event will be recorded in the Company's fourth quarter 2012 results and any subsequent changes in these estimates will be recorded in the period in which they occur.

This Press Release includes certain non-GAAP financial measures including “operating income (loss) available (attributable) to RenaissanceRe common shareholders”, “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, "tangible book value per common share" and "tangible book value per common share plus accumulated dividends." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company's financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Friday, November 2, 2012 at 11:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe's website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's business consists of three segments: (i) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company's ventures unit, (ii) Lloyd's, which includes reinsurance and insurance business written through Syndicate 1458, and (iii) Insurance, which principally includes the Company's Bermuda-based insurance operations.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the third quarter of 2011 unless specifically stated.

(2)
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest - DaVinci Re. The Company's estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company's actual net impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

INVESTOR CONTACT:	MEDIA CONTACT:

Rohan Pai	Kekst and Company

Director of Investor Relations	Peter Hill or Dawn Dover

RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues
Gross premiums written	$136,359	$139,938	$1,467,846	$1,392,006
Net premiums written	$105,035	$103,010	$1,025,240	$983,580
Decrease (increase) in unearned premiums	157,588	126,214	(239,536)	(231,640)
Net premiums earned	262,623	229,224	785,704	751,940
Net investment income (loss)	45,164	(27,940)	126,878	65,669
Net foreign exchange gains (losses)	3,001	(2,650)	3,951	(6,511)
Equity in earnings (losses) of other ventures	4,310	4,794	16,626	(13,831)
Other (loss) income	(881)	(2,015)	(28,686)	42,963
Net realized and unrealized gains on fixed maturity investments	76,258	16,983	153,374	46,748
Total other-than-temporary impairments	—	(498)	(395)	(498)
Portion recognized in other-than-temporary impairments	—	49	52	49
Net other-than-temporary impairments	—	(449)	(343)	(449)
Total revenues	390,475	217,947	1,057,504	886,529
Expenses
Net claims and claim expenses incurred	73,215	77,830	138,318	857,628
Acquisition expenses	24,438	26,057	74,157	72,275
Operational expenses	42,390	42,169	126,180	126,298
Corporate expenses	3,850	3,582	12,728	9,657
Interest expense	5,891	5,722	17,325	17,647
Total expenses	149,784	155,360	368,708	1,083,505
Income (loss) from continuing operations before taxes	240,691	62,587	688,796	(196,976)
Income tax (expense) benefit	(144)	1,435	(1,005)	3,260
Income (loss) from continuing operations	240,547	64,022	687,791	(193,716)
(Loss) income from discontinued operations	(54)	(965)	1,166	(12,585)
Net income (loss)	240,493	63,057	688,957	(206,301)
Net (income) loss attributable to noncontrolling interests	(51,083)	(5,044)	(138,348)	58,545
Net income (loss) available (attributable) to RenaissanceRe	189,410	58,013	550,609	(147,756)
Dividends on preference shares	(8,750)	(8,750)	(26,250)	(26,250)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$180,660	$49,263	$524,359	$(174,006)

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - basic	$3.67	$0.98	$10.36	$(3.19)
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - basic	—	(0.02)	0.02	(0.25)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$3.67	$0.96	$10.38	$(3.44)
Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$3.62	$0.97	$10.22	$(3.19)
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	—	(0.02)	0.02	(0.25)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$3.62	$0.95	$10.24	$(3.44)

Average shares outstanding - basic (1)	48,394	50,501	49,683	50,830
Average shares outstanding - diluted (1)	49,119	50,973	50,370	50,830

Net claims and claim expense ratio	27.9%	34.0%	17.6%	114.1%
Expense ratio	25.4%	29.7%	25.5%	26.4%
Combined ratio	53.3%	63.7%	43.1%	140.5%
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$2.07	$0.62	$7.21	$(4.35)
Operating return on average common equity - annualized (2)	12.7%	4.4%	15.4%	(9.6)%

(1)	Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings per Share.

(2)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2012	December 31, 2011
Assets
Fixed maturity investments trading, at fair value	$5,089,540	$4,291,465
Fixed maturity investments available for sale, at fair value	94,826	142,052
Total fixed maturity investments, at fair value	5,184,366	4,433,517
Short term investments, at fair value	679,356	905,477
Equity investments trading, at fair value	57,617	50,560
Other investments, at fair value	752,000	748,984
Investments in other ventures, under equity method	82,212	70,714
Total investments	6,755,551	6,209,252
Cash and cash equivalents	249,123	216,984
Premiums receivable	701,240	471,878
Prepaid reinsurance premiums	189,592	58,522
Reinsurance recoverable	209,490	404,029
Accrued investment income	37,327	33,523
Deferred acquisition costs	83,222	43,721
Receivable for investments sold	344,367	117,117
Other assets	215,008	180,992
Goodwill and other intangibles	8,588	8,894
Total assets	$8,793,508	$7,744,912
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,782,680	$1,992,354
Unearned premiums	718,261	347,655
Debt	358,595	353,620
Reinsurance balances payable	356,136	256,883
Payable for investments purchased	576,052	303,264
Other liabilities	206,709	211,369
Liabilities of discontinued operations held for sale	1,318	13,507
Total liabilities	3,999,751	3,478,652
Redeemable noncontrolling interest - DaVinciRe	950,822	657,727
Shareholders' Equity
Preference shares	550,000	550,000
Common shares	48,228	51,543
Accumulated other comprehensive income	14,067	11,760
Retained earnings	3,226,661	2,991,890
Total shareholders' equity attributable to RenaissanceRe	3,838,956	3,605,193
Noncontrolling interest	3,979	3,340
Total shareholders' equity	3,842,935	3,608,533
Total liabilities, noncontrolling interests and shareholders' equity	$8,793,508	$7,744,912

Book value per common share	$68.20	$59.27

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended September 30, 2012
	Reinsurance	Lloyd’s	Insurance	Other	Total
Gross premiums written	$107,637	$28,722	$—	$—	$136,359
Net premiums written	$78,164	$26,982	$(111)	—	$105,035
Net premiums earned	$230,359	$32,375	$(111)	—	$262,623
Net claims and claim expenses incurred	47,080	26,331	(196)	—	73,215
Acquisition expenses	18,258	6,051	129	—	24,438
Operational expenses	30,856	11,532	2	—	42,390
Underwriting income (loss)	$134,165	$(11,539)	$(46)	—	122,580
Net investment income				45,164	45,164
Net foreign exchange gains				3,001	3,001
Equity in earnings of other ventures				4,310	4,310
Other loss				(881)	(881)
Net realized and unrealized gains on investments				76,258	76,258
Corporate expenses				(3,850)	(3,850)
Interest expense				(5,891)	(5,891)
Income from continuing operations before taxes					240,691
Income tax expense				(144)	(144)
Loss from discontinued operations				(54)	(54)
Net income attributable to noncontrolling interests				(51,083)	(51,083)
Dividends on preference shares				(8,750)	(8,750)
Net income available to RenaissanceRe common shareholders					$180,660

Net claims and claim expenses incurred – current accident year	$64,488	$29,051	$—		$93,539
Net claims and claim expenses incurred – prior accident years	(17,408)	(2,720)	(196)		(20,324)
Net claims and claim expenses incurred – total	$47,080	$26,331	$(196)		$73,215

Net claims and claim expense ratio – current accident year	28.0%	89.7%	—%		35.6%
Net claims and claim expense ratio – prior accident years	(7.6)%	(8.4)%	176.6%		(7.7)%
Net claims and claim expense ratio – calendar year	20.4%	81.3%	176.6%		27.9%
Underwriting expense ratio	21.4%	54.3%	(118.0)%		25.4%
Combined ratio	41.8%	135.6%	58.6%		53.3%

	Three months ended September 30, 2011
	Reinsurance	Lloyd’s	Insurance	Other	Total
Gross premiums written	$122,811	$17,127	$—	$—	$139,938
Net premiums written	$86,745	$16,125	$140	—	$103,010
Net premiums earned	$208,074	$20,797	$353	—	$229,224
Net claims and claim expenses incurred	58,565	14,141	5,124	—	77,830
Acquisition expenses	21,964	4,013	80	—	26,057
Operational expenses	32,462	9,560	147	—	42,169
Underwriting income (loss)	$95,083	$(6,917)	$(4,998)	—	83,168
Net investment loss				(27,940)	(27,940)
Net foreign exchange losses				(2,650)	(2,650)
Equity in earnings of other ventures				4,794	4,794
Other loss				(2,015)	(2,015)
Net realized and unrealized gains on investments				16,983	16,983
Net other-than-temporary impairments				(449)	(449)
Corporate expenses				(3,582)	(3,582)
Interest expense				(5,722)	(5,722)
Income from continuing operations before taxes					62,587
Income tax benefit				1,435	1,435
Loss from discontinued operations				(965)	(965)
Net income attributable to noncontrolling interests				(5,044)	(5,044)
Dividends on preference shares				(8,750)	(8,750)
Net income available to RenaissanceRe common shareholders					$49,263

Net claims and claim expenses incurred – current accident year	$72,358	$14,089	$(17)		$86,430
Net claims and claim expenses incurred – prior accident years	(13,793)	52	5,141		(8,600)
Net claims and claim expenses incurred – total	$58,565	$14,141	$5,124		$77,830

Net claims and claim expense ratio – current accident year	34.8%	67.7%	(4.8)%		37.7%
Net claims and claim expense ratio – prior accident years	(6.7)%	0.3%	1,456.4%		(3.7)%
Net claims and claim expense ratio – calendar year	28.1%	68.0%	1,451.6%		34.0%
Underwriting expense ratio	26.2%	65.3%	64.3%		29.7%
Combined ratio	54.3%	133.3%	1,515.9%		63.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Nine months ended September 30, 2012
	Reinsurance	Lloyd’s	Insurance	Eliminations	Other	Total
Gross premiums written	$1,334,438	$133,836	$—	$(428)	$—	$1,467,846
Net premiums written	$916,171	$109,429	$(360)		—	$1,025,240
Net premiums earned	$698,473	$87,566	$(335)		—	$785,704
Net claims and claim expenses incurred	90,892	50,292	(2,866)		—	138,318
Acquisition expenses	57,742	16,229	186		—	74,157
Operational expenses	93,246	32,395	539		—	126,180
Underwriting income (loss)	$456,593	$(11,350)	$1,806		—	447,049
Net investment income					126,878	126,878
Net foreign exchange gains					3,951	3,951
Equity in earnings of other ventures					16,626	16,626
Other loss					(28,686)	(28,686)
Net realized and unrealized gains on investments					153,374	153,374
Net other-than-temporary impairments					(343)	(343)
Corporate expenses					(12,728)	(12,728)
Interest expense					(17,325)	(17,325)
Income from continuing operations before taxes						688,796
Income tax expense					(1,005)	(1,005)
Income from discontinued operations					1,166	1,166
Net income attributable to noncontrolling interests					(138,348)	(138,348)
Dividends on preference shares					(26,250)	(26,250)
Net income available to RenaissanceRe common shareholders						$524,359

Net claims and claim expenses incurred – current accident year	$196,263	$63,697	$—			$259,960
Net claims and claim expenses incurred – prior accident years	(105,371)	(13,405)	(2,866)			(121,642)
Net claims and claim expenses incurred – total	$90,892	$50,292	$(2,866)			$138,318

Net claims and claim expense ratio – current accident year	28.1%	72.7%	—%			33.1%
Net claims and claim expense ratio – prior accident years	(15.1)%	(15.3)%	855.5%			(15.5)%
Net claims and claim expense ratio – calendar year	13.0%	57.4%	855.5%			17.6%
Underwriting expense ratio	21.6%	55.6%	(216.4)%			25.5%
Combined ratio	34.6%	113.0%	639.1%			43.1%

	Nine months ended September 30, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations	Other	Total
Gross premiums written	$1,303,897	$87,873	$313	$(77)	$—	$1,392,006
Net premiums written	$906,167	$76,946	$467		—	$983,580
Net premiums earned	$696,964	$53,704	$1,272		—	$751,940
Net claims and claim expenses incurred	797,188	53,283	7,157		—	857,628
Acquisition expenses	62,187	9,779	309		—	72,275
Operational expenses	97,726	27,167	1,405		—	126,298
Underwriting loss	$(260,137)	$(36,525)	$(7,599)		—	(304,261)
Net investment income					65,669	65,669
Net foreign exchange losses					(6,511)	(6,511)
Equity in losses of other ventures					(13,831)	(13,831)
Other income					42,963	42,963
Net realized and unrealized gains on investments					46,748	46,748
Net other-than-temporary impairments					(449)	(449)
Corporate expenses					(9,657)	(9,657)
Interest expense					(17,647)	(17,647)
Loss from continuing operations before taxes						(196,976)
Income tax benefit					3,260	3,260
Loss from discontinued operations					(12,585)	(12,585)
Net loss attributable to noncontrolling interests					58,545	58,545
Dividends on preference shares					(26,250)	(26,250)
Net loss attributable to RenaissanceRe common shareholders						$(174,006)

Net claims and claim expenses incurred – current accident year	$902,118	$53,027	$(86)			$955,059
Net claims and claim expenses incurred – prior accident years	(104,930)	256	7,243			(97,431)
Net claims and claim expenses incurred – total	$797,188	$53,283	$7,157			$857,628

Net claims and claim expense ratio – current accident year	129.4%	98.7%	(6.8)%			127.0%
Net claims and claim expense ratio – prior accident years	(15.0)%	0.5%	569.5%			(12.9)%
Net claims and claim expense ratio – calendar year	114.4%	99.2%	562.7%			114.1%
Underwriting expense ratio	22.9%	68.8%	134.7%			26.4%
Combined ratio	137.3%	168.0%	697.4%			140.5%
(1) Represents $0.4 million of gross premiums ceded from the Reinsurance segment to the Lloyd's segment for the nine months ended September 30, 2012 (2011 - $0.1 million).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Reinsurance Segment
Renaissance catastrophe premiums	$44,699	$64,317	$720,220	$742,888
Renaissance specialty premiums	37,932	25,614	173,255	123,075
Total Renaissance premiums	82,631	89,931	893,475	865,963
DaVinci catastrophe premiums	25,006	32,900	438,463	436,253
DaVinci specialty premiums	—	(20)	2,500	1,681
Total DaVinci premiums	25,006	32,880	440,963	437,934
Total catastrophe unit premiums	69,705	97,217	1,158,683	1,179,141
Total specialty unit premiums	37,932	25,594	175,755	124,756
Total Reinsurance segment gross premiums written	$107,637	$122,811	$1,334,438	$1,303,897

Lloyd's Segment
Specialty	$26,455	$14,290	$98,709	$61,071
Catastrophe	2,267	2,837	35,127	26,802
Total Lloyd's segment gross premiums written	$28,722	$17,127	$133,836	$87,873

Insurance Segment
Commercial property	$—	$—	$—	$313
Total Insurance segment gross premiums written	$—	$—	$—	$313

Managed Premiums (1)
Total catastrophe unit gross premiums written	$69,705	$97,217	$1,158,683	$1,179,141
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	5,382	12,379	70,867	53,986
Catastrophe premiums written in the Lloyd's segment	2,267	2,837	35,127	26,802
Total managed catastrophe premiums (1)	$77,354	$112,433	$1,264,677	$1,259,929

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Fixed maturity investments	$24,785	$11,435	$73,554	$63,774
Short term investments	219	281	953	1,309
Equity investments trading	181	171	532	297
Other investments
Hedge funds and private equity investments	10,383	(25,702)	28,443	6,035
Other	12,737	(11,665)	31,882	2,000
Cash and cash equivalents	63	66	143	152
	48,368	(25,414)	135,507	73,567
Investment expenses	(3,204)	(2,526)	(8,629)	(7,898)
Net investment income (loss)	45,164	(27,940)	126,878	65,669

Gross realized gains	19,891	38,054	75,635	64,046
Gross realized losses	(2,811)	(6,099)	(13,055)	(22,872)
Net realized gains on fixed maturity investments	17,080	31,955	62,580	41,174
Net unrealized gains (losses) on fixed maturity investments trading	56,942	(13,007)	83,737	7,963
Net unrealized gains (losses) on equity investments trading	2,236	(1,965)	7,057	(2,389)
Net realized and unrealized gains on investments	76,258	16,983	153,374	46,748
Total other-than-temporary impairments	—	(498)	(395)	(498)
Portion recognized in other comprehensive income, before taxes	—	49	52	49
Net other-than-temporary impairments	—	(449)	(343)	(449)

Change in net unrealized gains on fixed maturity investments available for sale	1,326	(7,171)	1,398	(8,682)

Total investment income (loss)	$122,748	$(18,577)	$281,307	$103,286
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments from continuing and discontinued operations.  The Company's management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income (loss) available (attributable) to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except percentages)	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$180,660	$49,263	$524,359	$(174,006)
Adjustment for net realized and unrealized gains on investments of continuing operations	(76,258)	(16,983)	(153,374)	(46,748)
Adjustment for net other-than-temporary impairments of continuing operations	—	449	343	449
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	—	—	(42)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$104,402	$32,729	$371,328	$(220,347)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$3.62	$0.95	$10.24	$(3.44)
Adjustment for net realized and unrealized gains on investments of continuing operations	(1.55)	(0.34)	(3.04)	(0.92)
Adjustment for net other-than-temporary impairments of continuing operations	—	0.01	0.01	0.01
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	—	—	—
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$2.07	$0.62	$7.21	$(4.35)

Return on average common equity - annualized	22.0%	6.6%	21.7%	(7.5)%
Adjustment for net realized and unrealized gains on investments of continuing operations	(9.3)%	(2.3)%	(6.3)%	(2.1)%
Adjustment for net other-than-temporary impairments of continuing operations	—%	0.1%	—%	—%
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—%	—%	—%	—%
Operating return on average common equity - annualized	12.7%	4.4%	15.4%	(9.6)%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting and the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.

The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share; “tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company's management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Book value per common share	$68.20	$65.07	$62.68	$59.27	$57.89
Adjustment for goodwill and other intangibles (1)	(0.85)	(0.83)	(0.84)	(0.82)	(0.94)
Tangible book value per common share	67.35	64.24	61.84	58.45	56.95
Adjustment for accumulated dividends	11.73	11.46	11.19	10.92	10.66
Tangible book value per common share plus accumulated dividends	$79.08	$75.70	$73.03	$69.37	$67.61

Quarter change in book value per common share	4.8%	3.8%	5.8%	2.4%	1.0%
Quarter change in tangible book value per common share plus change in accumulated dividends	5.3%	4.3%	6.3%	3.1%	1.5%
Year to date change in book value per common share	15.1%
Year to date change in tangible book value per common share plus change in accumulated dividends	16.6%

(1)
At September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011, goodwill and other intangibles included $32.2 million, $33.3 million, $34.5 million, $33.5 million and $34.2 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.